SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is between GrabAGun Digital Holdings Inc. (the “Company”) and Justin Hilty (the “Employee”), dated and effective as of September 1, 2026 (the “Effective Date”).

WHEREAS, the Employee resigned from his position as Chief Financial Officer of the Company, effective as of August 14, 2026 (the “Resignation Date”) and separate from his employment with the Company on the terms and conditions set forth herein, effective as of September 1, 2026 (the “Separation Date”);

WHEREAS, in exchange for the consulting fees described herein, the Employee will assume a role as advisor to the Chief Executive Officer of the Company (the “CEO”) and Chief Financial Officer of the Company (“CFO”), beginning on the Separation Date and ending on March 1, 2027 (the “Advisor End Date”);

WHEREAS, in furtherance of the foregoing, the Employee and the Company have reached an agreement with respect to all rights, duties and obligations arising between them, including, but not limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to the Employee’s employment with the Company and the conclusion thereof; and

WHEREAS, the Company and the Employee intend the terms and conditions of this Agreement to govern all issues related to the Employee’s employment and separation from the Company and its affiliates.

1.
Resignation, Transition to Advisor and Consideration/Other Payments.
(a)
Resignation and Transitional Period. Effective as of the Resignation Date, the Employee resigned from his position as Chief Financial Officer of the Company. During the period beginning from the Resignation Date through the Separation Date, the Employee continued to be employed by the Company in a transitional role. During such transitional period, the Employee continued to receive his base salary and other benefits to which Employee is entitled under the Employment Agreement dated as of July 15, 2025, by and between the Company and Employee (the “Employment Agreement”).
(b)
Separation and Advisor Role. Upon the Separation Date, the Employee hereby separates from and terminates his employment with the Company. For all purposes under the Employment Agreement, the Employee’s separation shall be deemed a resignation without Good Reason effective as of the Separation Date. With the exception of the Advisor Services (as defined below), effective as of the Separation Date, Employee hereby resigns from all other positions with the Company and its affiliates and all positions in which the Employee is serving as the Company’s designee, without any further action on the Employee’s part. However, the Employee shall, at the Company’s request, execute and deliver to the Company any additional documentation that may be required under local law or otherwise to effect such resignations. Effective as of the Separation Date, the Company’s obligations under the Employment Agreement shall be terminated and, except as specifically set forth in this Agreement, from and after the Separation Date, the Employee shall not be entitled to receive any compensation or benefits from the Company other than (i) the base salary that has accrued and to which the Employee is entitled

1

as of the Separation Date under the Employment Agreement, to be paid in accordance with the Company’s established payroll procedure and applicable law but no later than the next regularly scheduled pay period; (ii) unreimbursed business expenses for which expenses the Employee has timely submitted appropriate documentation in accordance with Section 4 of the Employment Agreement; (iii) any amounts or benefits to which the Employee is entitled as of the Separation Date under the terms of the benefit plans then-sponsored by the Company in accordance with their terms (and not accelerated to the extent acceleration does not satisfy Section 409A of the Internal Revenue Code of 1986, as amended); and (iv) to the extent applicable in accordance with then-current Company policy, any accrued but unused vacation time through the date of termination, to be paid in accordance with Company policy and applicable law.
(c)
Advisor Services. During the period from the Separation Date through the Advisor End Date (the “Advisor Period”), Employee agrees to serve as an advisor to the CEO and CFO and, in that capacity, to furnish advice, consultation and related services upon the request of the CEO and CFO (the “Advisor Services”). During the Advisor Period, Employee shall be an independent contractor and shall not be an employee of the Company. Employee shall have no authority to obligate the Company to any agreement or to exercise any supervision or direction over the Company’s employees. As an independent contractor, Employee will not be entitled to participate in any of the Company’s employee compensation or benefit plans, programs or arrangements, except as expressly provided herein. Provided that the Employee does not revoke the Release (as defined below) pursuant to Section 2(c), as compensation for the Advisor Services, the Employee will receive an hourly cash consulting fee during the Advisor Period at a rate of $212.50 per hour for a minimum of 40 hours per month, payable in accordance with the Company’s standard practices for independent contractors.
(d)
Unvested RSUs.
(i)
The Employee and the Company acknowledge and agree that as of the Effective Date, the Employee holds 66,667 unvested restricted stock units (“Unvested RSUs”), which unvested RSUs were granted to the Employee on September 29, 2025 as part of a grant of 100,000 restricted stock units (the “RSU Award”), pursuant to the Restricted Stock Unit Agreement between the Company and Mr. Hilty dated September 29, 2025 (the “RSU Award Agreement”).
(ii)
Provided that the Employee does not revoke the Release pursuant to Section 2(c), notwithstanding anything to the contrary in the RSU Award Agreement, the GrabAGun Digital Holdings Inc. 2025 Stock Incentive Plan (the “2025 Stock Incentive Plan”), or any other plan or agreement governing the RSU Award, the parties agree that (i) the Unvested RSUs shall not be forfeited upon the Employee’s termination of employment on the Separation Date, or any other cessation of service by the Employee to the Company; and (ii) the vesting of all Unvested RSUs shall accelerate so that all Unvested RSUs shall fully vest on the Separation Date and shall be transferred to the Employee on or shortly after vesting. To the extent of any conflict between this Section 1(d) and the RSU Award Agreement or the 2025 Stock Incentive Plan, this Section 1(d) shall govern and control.
2.
Employee Acknowledgments and Representations. The Employee acknowledges, represents and agrees as follows:

(a)
Receipt of Wages and Benefits. Except as stated above, Employee agrees that the Employee has received all wages and compensation due to the Employee. The Employee is not entitled to any other payments of any kind, including the payments and benefits the Employee is receiving under this Agreement, except as a result of the Employee’s agreement to the terms herein. Employee agrees that those payments and benefits are sufficient consideration for this Agreement.
(b)
IMPORTANT NOTICE REGARDING RELEASE OF CLAIMS OF AGE DISCRIMINATION. The Employee acknowledges that the Employee knowingly and voluntarily enters into this Agreement (including the release of claims contained in Section 3 (the “Release”)) with the purpose of waiving and releasing any age discrimination claims the Employee may have under the Age Discrimination in Employment Act (“ADEA”), including the Older Workers Benefit Protection Act (“OWBPA”), and the Employee acknowledges and agrees that:
(i)
this Agreement is written in a manner in which the Employee fully understands;
(ii)
the Employee specifically waives any rights or claims arising under the ADEA;
(iii)
the Employee’s agreement to all of the terms set forth in this Agreement is knowing and voluntary;
(iv)
the Employee is not waiving rights or claims under the ADEA that may arise after the date this Agreement is executed;
(v)
the rights and claims waived in this Agreement are in exchange for consideration over and above anything to which the Employee is already entitled; and
(vi)
the Employee has been and is hereby advised in writing to consult with an attorney prior to executing this Agreement, and has, in fact, had an opportunity to do so.
(c)
Time to Review & Revoke.
(i)
The Employee has been given a period of up to twenty-one (21) calendar days, if desired, within which to consider this Agreement and, in the event Employee decides to execute this Agreement in fewer than twenty-one (21) calendar days, the Employee acknowledges that he has done so with the express understanding that he has been given and declined the opportunity to consider this Agreement for a full twenty-one (21) calendar days. The Employee further acknowledges that his decision to sign the Agreement in fewer than twenty-one (21) calendar days was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day time period. The Employee agrees with the Company that changes, whether material or immaterial, do not restart the running of the twenty-one (21) day consideration period.
(ii)
The Employee has the right to revoke the Release under the ADEA within seven (7) calendar days from the date Employee executes this Agreement. The Release shall not be effective until such seven (7)-day revocation period has expired without the Employee having exercised these revocation rights. Thus, the Release will become final, binding and enforceable on the eighth (8th) calendar day after the Employee executes and delivers this Agreement to the Company, provided it has not been duly revoked in accordance with the terms herein. If the Release is revoked, the Release will be ineffective and the Company will not provide the consulting fees set forth in Section 1(c) and the provisions of Section 1(d) shall be void ab initio. The Agreement will otherwise continue in full force and effect. Notice of revocation must be made in writing by the Employee and received by the Company within seven (7) calendar days from the date the Employee executes this Agreement. In order to constitute notice of acceptance and/or revocation hereunder, such notice must be delivered to:

Jonathan B. Wolens, General Counsel

GrabAGun Digital Holdings Inc.

200 East Beltline Road, Suite 403

Coppell, Texas 75019

(d)
Disclosure of Past and Present Claims. The Employee is not aware of (or has already disclosed to the Company) any information that the Employee has or knows about conduct by the Company or any of the Releasees (as defined below in Section 3(c)) that the Employee has any reason to believe violates or may violate any domestic or foreign law or regulation or Company policy or involves or may involve false claims to the United States.
(e)
Dispute Resolution.
(i)
The Employee and the Company agree that any obligations of the parties pursuant to this Agreement, including but not limited to all issues and questions concerning the application, construction, validity, interpretation and enforcement thereof (collectively, “Disputes”), shall be resolved by final and binding arbitration, pursuant to the Federal Arbitration Act, by JAMS in accordance with its Employment Rules & Procedures (or any successor rules and procedures then in effect for employment disputes), available at www.jamsadr.com (“Rules”). Both the Company and the Employee shall have the right to be represented by counsel of their choosing (at their own expense) and shall be entitled to adequate discovery prior to the arbitration as determined by the arbitrator, who shall be selected in accordance with the Rules. Any such arbitration shall take place in Dallas, Texas, unless otherwise mutually agreed upon by Employee and the Company. To the extent the rules of JAMS differ from the terms of this Agreement, the terms of this Agreement shall govern.
(ii)
The Employee and the Company understand and acknowledge that, by entering into this Agreement, the Employee and the Company are waiving their respective rights to a trial by jury and to have any Disputes adjudicated by a court or jury. Employee and the Company agree that the arbitrator’s award will be final and binding on both Parties and understand that their ability to appeal the arbitrator’s written decision is strictly limited under the Federal Arbitration Act. Each party will have the right to request that the arbitrator issue a written decision that memorializes the essential findings of fact and law and the conclusions upon which the arbitrator’s decision and the award, if any, are based. The arbitrator shall be empowered to award either party any remedy at law or equity to which the party otherwise would have been entitled had the matter been litigated in court, including, but not limited to, general, special, and punitive damages, injunctive relief, costs and attorneys’ fees; provided, however, that the authority to award any remedy is subject to whatever limitations, if any, exist in the applicable law on such remedies. The arbitrator shall have no jurisdiction to issue any award contrary to or inconsistent with the law, including the statute, regulation, ordinance, or common law at issue.
(f)
Company’s Reliance on Employee Representations. The Employee understands that the Company is relying on the Employee’s representations and obligations contained in this Agreement, including but not limited to the Release.
(g)
Existing Restrictive Covenants. Employee agrees that any existing non-solicitation agreement and/or non-competition agreement with the Company to which the Employee is a party shall continue in full force and effect. Without limiting the foregoing, the Employee acknowledges that the Non-Competition and Non-Solicitation Agreement executed and delivered as of January 6, 2025 by the Employee in favor of and for the benefit of the Company, Colombier Acquisition Corp. II, Metroplex Trading Company, LLC and each of their respective affiliates, successors and direct and indirect subsidiaries (the “Restrictive Covenant Agreement”), remains in full force and effect notwithstanding the termination of the Employee’s employment with the Company.
(h)
No Severance Benefits. For the avoidance of doubt, the Employee will not be entitled to any severance benefits and/or payments under any severance program or other agreement that are not specified in this Agreement.

(f) Tax and Legal Implications. Neither the Company nor any director, officer, employee, agent, attorney or other representative of the Company has provided any tax or legal advice to the Employee regarding this Agreement and the Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of the Employee’s own choosing such that the Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

3.
Release.
(a)
In return for the consideration provided pursuant to Sections 1(c) and 1(d) of this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Employee, on behalf of the Employee, the Employee’s heirs, assigns, and agents, forever discharges, waives and releases the Releasees (as defined below) of and from all waivable claims of any kind (whether known or unknown, and including those under the ADEA) (the “Claims”) that the Employee may have against Releasees (defined below), or any of them, which arise from or relate to the Employee’s employment and/or the termination of the Employee’s employment with the Company. The Claims include, but are not limited to, any and all claims that Releasees discriminated, harassed or retaliated against the Employee on the basis of race, color, religion, national origin, sex (including pregnancy), sexual orientation, gender identity/expression, age, disability, veteran status or other characteristic or activity protected by law, violated any Company policies, procedures, covenants or express or implied contracts of any kind, violated any public policy, statutory or common law (including tort), or are in any way obligated to pay the Employee damages, expenses, costs or attorneys’ fees in relation to an alleged violation of any waivable local, state or federal law and/or the laws of any other country or jurisdiction, including but not limited to any laws and regulations of the United States and the State of Texas, and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the ADEA, the Americans with Disabilities Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the False Claims Act, the Family and Medical Leave Act of 1993, the Fair Credit Reporting Act, the Employee Retirement Income Security Act, the Equal Pay Act of 1963, the Genetic Information Non-Discrimination Act, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act, the Lilly Ledbetter Fair Pay Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act ( the “WARN Act”), the Fair Labor Standards Act, the Sarbanes-Oxley Act, the National Labor Relations Act of 1935, the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code) and other statutes and the common law of the state of Texas or any municipality or locality within the state of Texas, each as amended and/or to the fullest extent permitted under applicable law.
(b)
To the maximum extent permitted by law, Employee agrees that Employee has not filed, nor will Employee ever file, a lawsuit asserting any claims which are released by this Release, or to accept any benefit from any lawsuit which might be filed by another person or government entity based in whole or in part on any event, act, or omission which is the subject of this Release.
(c)
For the purposes of this Agreement, “Releasees” shall include the Company, its predecessors, successors and assigns, their current and former direct and indirect parents, affiliates, subsidiaries, divisions, and related business entities, and their current and former officers, directors, shareholders, employees, agents, representatives and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs). This Release does not waive any rights or claims that may arise after the date the Employee executes this Agreement, or that cannot be lawfully released. This Release does not modify or affect any vested benefits to which the Employee may be entitled under the terms of the 2025 Stock Incentive Plan or any employee benefit plan sponsored by the Company. This Release does not extend to any Claims for indemnification arising under any applicable indemnification obligation of the Company.
(d)
Notwithstanding the foregoing Sections 3(a) and 3(b), nothing in this Agreement shall be construed to prevent Employee from filing a charge with or participating in an investigation conducted by any governmental agency, including, without limitation, the United States Equal Employment Opportunity Commission (“EEOC”) or applicable state or city fair employment practices agency or the Securities and Exchange Commission (“SEC”), or any other federal, state, or local governmental regulatory or law enforcement agency (collectively with the EEOC and SEC, the “Government Agencies”). Employee further understands that nothing in this Agreement limits Employee’s ability to communicate with any Government Agencies or otherwise participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information to a Government Agency. Nevertheless, Employee understands and agrees that he is waiving any relief available (including, for example, monetary damages or reinstatement) under any of the claims and/or causes of action waived in Sections 3(a) and (b), including but not limited to financial benefit or monetary recovery from any lawsuit filed or settlement reached by the EEOC with respect to any claims released and waived in this Agreement. However, Employee may receive money properly awarded by the SEC or other Government Agency as a reward for providing information to that agency.
4.
Non-Disparagement. The Employee agrees, subject to any obligations the Employee may have under applicable law, that the Employee will not make or cause to be made any statements, publicly or privately, or take any actions that disparage or in any way damage the reputation of the Company or any of its affiliates, subsidiaries, agents, officers, directors or employees. The Company agrees, subject to any obligations the Company may have under applicable law, that it shall instruct its executive officers and directors as of the Effective Date not to make or cause to be made any statements or take any actions that disparage or in any way damage the reputation of the Employee. The parties understand that nothing in this Section 4 prevents either party from making or disclosing statements, of any nature, regarding possible violations of law or regulation to government agencies or authorities. Further, this Section 4 does not in any way restrict or impede either party from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.
5.
Future Employment. The Company is not obligated to offer employment to the Employee (or to accept services or the performance of work from the Employee directly or indirectly) now or in the future.
6.
Return of Company Property; Final Expense Report.
(a)
The Employee confirms that, within seven days of the end of the Advisor Period, Employee will return to the Company all Company property or equipment in Employee’s possession, including but not limited to: any documents (whether in electronic or hard copy), computer, computer related hardware, external data storage or other memory device, phone, tablet, printer, scanner, credit card, keys, and security badge assigned to the Employee.
(b)
The Employee confirms that, as of the Separation Date, the Employee shall have returned to the Company all documents and other written materials, computer programs, and any other information of the Company or others’ confidential and proprietary information and any other items which, by their nature, are for use of the Company’s employees only. The Employee has not provided any of the Company’s confidential and proprietary information to any other person or entity, nor does any other person or entity possess any of the Company’s confidential and proprietary information as a result of any actions or inactions by the Employee.
(c)
The Employee further acknowledges that the Employee has received no permission, either written or oral, to retain any such materials, programs, information or items referenced in this Section 6.
(d)
The Employee confirms that, within seven days of the Separation Date, Employee will submit the appropriate T&E expense reports for any expenses on Employee’s corporate credit card and any business expenses on Employee’s personal credit card, in each case that were incurred prior to the Separation Date.

7.
Confidential Information.
(a)
The Employee acknowledges that the Employee received confidential and proprietary information of the Company (collectively, “Confidential Information”) during the course of the Employee’s employment with the Company and may receive additional Confidential Information during the Advisor Period. The Employee represents that Employee has not, and agrees that the Employee will not, copy, transfer, or take any of the Confidential Information to any external storage device or external personal email or use, disclose, publish, communicate or make available any Confidential Information. The Confidential Information includes but is not limited to documents and data containing work product that the Employee or others prepared for the Company during Employee’s employment or during the Advisor Period. Confidential Information does not include materials of a solely personal or social nature or documents that relate to Company-provided compensation or benefits received by the Employee or Employee’s dependents. If the Employee has any questions regarding what Employee can/cannot copy, transfer or take, Employee will raise those questions to the Company’s General Counsel prior to signing this Agreement. If the Employee has previously copied, transferred or taken Confidential Information, Employee will tell the Company, permit the Company to retrieve such information in a forensically sound manner, and allow and/or assist the Company, or its designee, to permanently delete the data from Employee’s personal computer or other storage.
(b)
The Employee understands that nothing herein prevents the Employee from disclosing a trade secret or other Confidential Information when reporting, in confidence, potential violations of law or regulation to U.S. government authorities, including but not limited to the Department of Justice and the Securities and Exchange Commission, or to a U.S. court.
8.
Survival of Existing Obligations. The Employee covenants and reaffirms that this Agreement does not supersede, revoke, or cancel the Employee’s obligations to the Company under any preexisting agreements, or any other applicable employment agreement containing intellectual property assignment, confidentiality, non-competition and/or non-solicitation provisions; that such agreements shall survive the Separation Date; and the Employee shall not breach such obligations.
9.
Non-Competition. The Employee reaffirms the Employee’s obligations under Section 1 (Restriction on Competition) of the Restrictive Covenant Agreement and acknowledges that such obligations are binding on the Employee for the full duration of the “Restricted Period” as defined therein, notwithstanding the termination of the Employee’s employment with the Company.
10.
Non-Solicitation. The Employee reaffirms the Employee’s obligations under Section 2 (No Solicitation; No Disparagement) of the Restrictive Covenant Agreement and acknowledges that such obligations, including the non-solicitation of employees, consultants, customers and suppliers set forth therein, remain in full force and effect and are binding on the Employee for the full duration of the “Restricted Period” as defined therein, notwithstanding the termination of the Employee’s employment with the Company.
11.
Agreement Not to Cooperate Against the Company or Any of the Releasees. Except to the extent prohibited by law, Employee covenants that Employee will not voluntarily cooperate in any litigation against the Company or any of the Releasees, arising out of or relating to the Employee’s employment with the Company up to the Separation Date, or invite or suggest subpoenas to any proceeding against the Company or any of the Releasees, excluding cooperation with any governmental entities which is not covered by this Section 11.
12.
Employee Availability. The Employee agrees to make the Employee reasonably available to the Company to respond to requests for information related to the Employee’s employment with the Company. The Employee will fully cooperate with the Company in connection with existing or future litigation or investigations brought by or against the Company or any Releasees, whether administrative, civil or criminal in nature including making himself available for consultation, document review and live testimony if requested by Company. The Company will reimburse the Employee for reasonable out-of-pocket expenses the Employee incurs as a result of such cooperation including travel and related expenses under the same considerations as would be applicable on the Separation Date.
13.
Breach by Employee. The Company’s obligations to the Employee under this Agreement are contingent upon the Employee fulfilling the Employee’s obligations under this Agreement. Employee acknowledges and agrees that any breach by the Employee of the obligations under this Agreement inevitably would cause substantial and irreparable damage to the Company and its subsidiaries, for which money damages may not be an adequate remedy. Accordingly, Employee acknowledges and agrees that the Company will be entitled to seek an injunction and/or other equitable relief, without the necessity of posting security, to prevent the breach of such obligations. If the Company proves a breach in court or arbitration, the Employee shall indemnify and hold the Company harmless from any loss, claim or damage, including without limitation all reasonable attorneys’ fees, costs and expenses incurred in enforcing its rights under this Agreement. If the Company fails to prove a breach in court or arbitration, the Company shall reimburse Employee for his reasonable attorneys’ fees, costs and expenses incurred in defending himself from the Company’s claims. In addition, and without limitation of the other remedies specified herein, if the Company determines that Employee has breached this Agreement, the Company may cease providing the compensation and benefits described herein and/or may require the Employee to repay all compensation and benefits described herein, in each case, except to the extent that such reimbursement is prohibited by law or would result in the invalidation of the Release.
14.
Compliance with Section 409A of the Internal Revenue Code. This Agreement is intended to satisfy the requirements of Section 409A of the Internal Revenue Code (and any related guidance issued by the IRS or the Treasury Department), so as to avoid the imposition of any additional taxes, penalties or interest under those rules. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement comply with or are exempt from the requirements of Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.
15.
Severability of Provisions. If a court or arbitrator holds that any provision in this Agreement is legally invalid or unenforceable, and cannot be modified to be enforceable, the affected provision will be stricken from the Agreement and the remaining terms of the Agreement and its enforceability shall remain unaffected.

16.
Benefits Plans. The Company reserves the right to terminate, amend, suspend, replace or modify any of its benefit plans and compensation programs at any time and for any reason, and the Employee will be subject to any such termination, amendment, suspension, replacement, or modification. If a plan or program is terminated, the Employee will not receive any further benefits under that plan/program, other than payment for benefits for services or coverages incurred before it was terminated. This paragraph shall not alter any vested benefits to which the Employee may be entitled under the terms of the plans in which the Employee is vested.
17.
Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties. The parties agree they have not relied on any oral statements that are not included in this Agreement. This Agreement supersedes all prior agreements and understandings concerning the subject matter of this Agreement, other than as described in this Agreement. Any modifications to this Agreement must be in writing, must reference this Agreement, and must be signed by the Employee and an authorized employee or agent of the Company.
18.
Applicable Law. This Agreement shall be construed, interpreted and applied in accordance with the law of the State of Texas (without reference to the conflict of laws provisions thereof).
19.
Tax Withholdings. All payments made pursuant to this Agreement are subject to all applicable tax withholdings and other deductions (to the extent such other deductions would not constitute accelerations of payment under Section 409A of the Internal Revenue Code of 1986, as amended).
20.
Format. This Agreement may be executed in counterparts (including by electronic signature or by transmission of a PDF), each of which shall be deemed an original.

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[Signature Page to Separation Agreement]

I acknowledge that I understand the above agreement includes the release of all claims. I understand that I am waiving unknown claims and I am doing so voluntarily and intentionally.

EMPLOYEE

/s/ Justin Hilty

Justin Hilty

Date: September 1, 2026

GRABAGUN DIGITAL HOLDINGS INC.

By: /s/ Jonathan B. Wolens

Name: Jonathan B. Wolens

Title: General Counsel

Date: September 1, 2026